Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-272048, 333-270135, 333-248962 and 333-213912 on Form S-8 of our reports dated February 28, 2025, relating to the financial statements of Fulgent Genetics, Inc. and effectiveness of Fulgent Genetics, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

February 28, 2025